UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

Atlas Energy Group, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300

Fort Worth, TX 76102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 29, 2017, Atlas Energy Group, LLC (the “Company”), together with New Atlas Holdings, LLC, entered into a letter agreement (the “Letter Agreement”) with Riverstone Credit Partners, L.P., as administrative agent, and the lenders under the Company’s first lien credit agreement (the “First Lien Facility”). Pursuant to the Letter Agreement, the maturity date under the First Lien Facility was extended from September 30, 2017 to December 29, 2017.

This summary of the Letter Agreement does not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated as of September 29, 2017, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, the lenders party thereto and Riverstone Credit Partners, L.P., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: October 2, 2017	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer